AMENDED EXHIBIT A


                              DATED: APRIL 1, 2006
                                     -------------

                                   PORTFOLIOS

                Regions Morgan Keegan Select Mid Cap Growth Fund
                    Regions Morgan Keegan Select Growth Fund
                  Regions Morgan Keegan Select Core Equity Fund
                 Regions Morgan Keegan Select Mid Cap Value Fund
                     Regions Morgan Keegan Select Value Fund
                   Regions Morgan Keegan Select Balanced Fund
                 Regions Morgan Keegan Select Fixed Income Fund
         Regions Morgan Keegan Select Limited Maturity Fixed Income Fund
         Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund
             Regions Morgan Keegan Select Treasury Money Market Fund
                 Regions Morgan Keegan Select Money Market Fund

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                                       Exhibit B
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BASE FEE (Annual fee per Fund Class)                                           $18,000

ACCOUNT FEE (Annual account charge)
               -Daily dividend fund                                            $16.00
               -Monthly dividend fund                                          $10.00
               -Quarterly dividend fund                                        $10.00
               -Contingent Deferred Sales Charge (additionally)                $5.00
                          (monthly and quarterly funds only)
               -Closed Accounts                                                N/A

TERMINATION FEE                                                                N/A

OUT-OF-POCKET EXPENSES SCHEDULE
Out-of-pocket expenses include, but are not limited to, the following:
               Postage (including overnight courier service)
               Statement Stock
               Envelopes
               Telecommunication Charges (including FAX)
               Travel
               Duplicating
               Forms
               Supplies
               Microfiche
               Computer Access Charges
               Client Specific Enhancements
               Disaster Recovery
               Processing Fees

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